EXHIBIT 4.1

               MARCH 22, 2005 CONVERTIBLE PROMISSORY NOTE $110,000

FOR VALUE RECEIVED, the undersigned, InComm Holdings, Corp., a Nevada corporation, as Maker, promises to pay to the order of Juan Daniel Fresco, or any subsequent holder of this Note, as Lender, the sum of one hundred ten thousand dollars, ($110,000), with annual interest equaling 10% of the principle amount outstanding until paid (the "Loan").

TERM AND PAYMENT
----------------

This Convertible Promissory Note (the "Note") is repayable on the 365th day from the date of signature of this Note. At the Lender's option, the Lender may choose to convert any portion of the unpaid balance of the Loan plus any interest due, into stock of the Maker ("Shares") or receive cash and/or any combination thereof ("Repayment").

The Lender shall provide TEN (10) days written notice of the terms of Repayment and the Maker shall have THIRTY (30) days to satisfy the Repayment as requested by the Lender.

All Shares issued to Lender for Repayment of the Loan shall:

   a.)   equal the unpaid balance of the Loan plus interest due;

   b.) be issued at a twenty five percent (25%) discount, "Conversion Price", per common share of the Maker pursuant to the Term Sheet dated March 11, 2005; and,

   c.) be deemed as fully paid and at liberty for resale by the Lender to other persons, known or unknown, to the Maker with without restriction.

In addition to the foregoing, for each dollar loaned by the Lender to the Maker, the Lender shall receive twenty (20) warrants, (the "Warrants"). Each Warrant(s) shall be exercisable at TEN CENTS ($0.10) per common share of the Maker (the "Warrant Shares"), for a period of no more than THREE (3) years from the date of this Note's execution (the "Exercise Period").

The Shares and Warrants shall have the rights, preferences, privileges and restrictions set forth in the respective documents, herein and in the Maker's Certificate of Incorporation and Bylaws.

PENALTY
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If an additional extension is required, there shall be a penalty imposed of 10%
of the balance of the Loan which remains outstanding plus any interest due.

CLOSING AND DELIVERY
--------------------

The closing of the sale and purchase of the Shares under this Note (the "Closing") shall take place at such time or place as the Maker and Lender may mutually agree (such date is hereinafter referred to as the "Closing Date").

Lender shall deposit funds which make the Loan by delivering immediately available funds in United States Dollars to the Maker by certified check, wire transfer or other mean as agreed to by the Maker and Lender (the "Deposit").

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Promptly following execution of this Note, but in no event later than five business days after such Deposit, the Maker shall deliver a duly executed Note and Warrant, registered in the name of such Lender, to the Lender. The Note, Shares and Warrants shall be dated as of the date the Maker is credited with readily available funds accepted by the Maker, irrespective of the Closing Date. The Maker may reject and return any funds received from the Lender within five business days, in whole or in part, for any reason in its sole discretion.

ORGANIZATION, GOOD STANDING AND QUALIFICATION.
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The Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Note, the Shares and Warrants and to issue Shares and Warrants and to carry out the provisions of this Note and to carry on its business as presently conducted and as presently proposed to be conducted. The Maker is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Maker or its business.

REGISTRATION OF SHARES AND RIGHTS
---------------------------------

Lender acknowledges and agrees that the Shares, if issued, and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Lender has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Maker, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

The Maker is providing the following registration rights to the Lender in connection with the Shares and Warrant Shares covered under this Note.

   a.) If, at any time from issuance to the Exercise Period, the Maker proposes to prepare and file any registration statements covering its common stock (in either case, other than in connection with a merger or acquisition, pursuant to Form S-8 or any successor form, or pursuant to any other form or type of registration in which the Shares or Warrant Shares cannot be appropriately included) (collectively, the "Registration Statements"), Maker will give written notice to the Lender prior to filing such Registration Statement of its intention to do so. If the Lender notifies the Maker within twenty (20) days after receipt of any such notice of its desire to include the Shares or Warrant Shares issuable upon exercise of the Warrant (collectively, the "Registrable Securities") in such proposed Registration Statement, the Maker shall give the Lender the opportunity to have any such Registrable Securities registered under such registration statement at the Maker's sole cost and expense.

   b.) Notwithstanding the provisions hereof, the Maker shall have the right at any time after it shall have given written notice pursuant hereto (irrespective of whether a written request for inclusion of any such Registrable Securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

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COSTS
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If the holder of this Note incurs any costs in the collection or enforcement of this Note, including costs of filing suit and reasonable attorney fees, Maker agrees to pay such costs.

MISCELLANEOUS
-------------

GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Florida.

SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares, Warrants, Warrant Shares from time to time.

ENTIRE AGREEMENT. This Note, the Shares, the Warrants delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

SEVERABILITY. In case any provision of the Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

AMENDMENT AND WAIVER. This Note may be amended or modified only upon the written consent of the Maker and Lender.

EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

ATTORNEYS' FEES. In the event that any dispute among the parties to this Note should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

TITLES AND SUBTITLES. The titles of the sections and subsections of the Note are for convenience of reference only and are not to be considered in construing this Note.

COUNTERPARTS. This Note may be executed in any number of counterparts, by facsimile, or both, each of which shall be an original, but all of which together shall constitute one instrument.

ARBITRATION. Any controversy or claim relating to this Note or Loan, Shares, Warrants or Warrant Shares shall be resolved before a single arbitrator selected pursuant to and run in accordance with the rules then prevailing of the American Arbitration Association. Any such arbitration shall be held in Miami, FL. The prevailing party in the arbitration shall be entitled to an award of all expenses and reasonable attorneys' fees incurred in bringing or defending the arbitration.

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         IN WITNESS WHEREOF, the parties execute this Note as of the date set forth below.




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Maker                                                Date




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Lender                                               Date




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Witness                                              Date


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